UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

GW PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35892	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sovereign House, Vision Park Chivers Way, Histon Cambridge, CB24 9BZ United Kingdom

(Address of principal executive offices, including zip code)

+44 1223 266 800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 12 Ordinary Shares, par value £0.001 per share	GWPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously announced on February 3, 2021 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by GW Pharmaceuticals plc, a public limited company incorporated in England and Wales (the “Company”), the Company entered into a transaction agreement, dated as of February 3, 2021 (as it may be amended, the “Transaction Agreement”), with Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in the Republic of Ireland (“Jazz”), and Jazz Pharmaceuticals UK Holdings Limited, a private limited company incorporated in England and Wales and an indirect wholly owned subsidiary of Jazz (“Bidco”), pursuant to which Bidco (and/or, at Bidco’s election, Jazz and/or the DR Nominee (as defined in the Transaction Agreement)) agreed to acquire the entire issued and to be issued share capital of the Company (the “Transaction”) by means of a court-sanctioned scheme of arrangement (the “Scheme of Arrangement”) under Part 26 of the U.K. Companies Act 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 5, 2021 (the “Closing Date”), the High Court of Justice of England and Wales (the “Court”) sanctioned the Scheme of Arrangement at a public hearing convened by the Court and the Company, Jazz and Bidco consummated the Transaction in accordance with the Transaction Agreement and the Scheme of Arrangement. At the effective time of the Scheme of Arrangement (the “Effective Time”):

•

Bidco, Jazz and the DR Nominee acquired all outstanding ordinary shares, par value £0.001 per share, of the Company (“Company Ordinary Shares”), with the Company continuing as an indirect wholly owned subsidiary of Jazz;

•

Scheme Shareholders (as defined in the Scheme of Arrangement) became entitled to receive for each Scheme Share (as defined in the Scheme of Arrangement) held by them an amount equal to $16.66 2/3 in cash plus 0.010030 ordinary shares, nominal value $0.0001 per share, of Jazz (“Jazz Ordinary Shares”); and

•

because each American Depositary Share of the Company (“Company ADS”) represents a beneficial interest in 12 Company Ordinary Shares, holders of Company ADSs became entitled to receive for each Company ADS an amount equal to $200 in cash (less (a) a $0.05 per Company ADS cancellation fee, (b) a $0.05 per Company ADS distribution fee, (c) any other fees and expenses payable by such holders pursuant to the terms of the deposit agreement, dated as of May 7, 2013 (as amended), by and among the Company, Citibank, N.A., as depositary, and all holders and beneficial owners of Company ADSs issued thereunder and (d) any applicable withholding taxes) plus 0.120360 Jazz Ordinary Shares.

Scheme Shareholders and holders of Company ADSs became entitled to receive cash in lieu of any fractional Jazz Ordinary Shares to which they would have otherwise been entitled in accordance with the Scheme of Arrangement.

At the Effective Time, subject to all required withholding taxes:

•

each outstanding option to purchase Company Ordinary Shares or Company ADSs (each, a “Share Option”) granted before February 3, 2021 (each, a “Pre-2021 Share Option”) and each Share Option granted following February 3, 2021 to the Company’s non-employee directors that was outstanding immediately prior to the Effective Time, to the extent unvested, was deemed to be fully vested and each such Share Option was exercised automatically at the Effective Time and the holder was entitled to receive, in full satisfaction of their rights in respect of such Share Option, an amount in cash, without interest, equal to the product of (x) the number of Company ADSs underlying such Share Option (or if such Share Option was in respect of Company Ordinary Shares, the number of Company Ordinary Shares divided by 12 (rounded up to the nearest whole number)) and (y) the excess (if any) of the Value (as defined below) over the per share exercise price of each Share Option (or, if the share exercise price was in respect of Company Ordinary Shares, the share exercise price multiplied by 12). For this purpose, the “Value” means $219.43814; and

•

each Share Option granted to the Company’s employees following February 3, 2021 (each, a “2021 Share Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, was vested as to one-third of the 2021 Share Option at the Effective Time and was treated in accordance with the previous bullet point. The remaining two-thirds of such 2021 Share Option ceased to represent a right to acquire the Company ADSs and were converted automatically into an option to acquire Jazz Ordinary Shares (a “Jazz Option”), half of which would vest on the first anniversary of the original grant date and half of which would vest on the second anniversary of the original grant date, subject to accelerated vesting in connection with qualifying terminations of employment. The number of Jazz Ordinary Shares subject to each such Jazz Option was equal to the product of (x) the number of Company ADSs underlying two-thirds of such 2021 Share Option immediately prior to the Effective Time multiplied by (y) the Company Option Exchange Ratio (as defined below), and rounding such product down to the nearest whole share. The per share exercise price for each such Jazz Option was determined by dividing (A) the per share exercise price for the Company ADSs underlying such 2021 Share Option immediately prior to the Effective Time by (B) the Company Option Exchange Ratio (and rounding such quotient up to the nearest whole cent). Any outstanding 2021 Share Option that was, as of immediately prior to the Effective Time, subject to performance-based vesting, was deemed to have fully satisfied all applicable performance goals such that the corresponding Jazz Option would only continue to vest over the remaining service-vesting schedule and based on such terms and conditions as the Company and Jazz had agreed. For the purposes of the foregoing, the “Company Option Exchange Ratio” is equal to 1.323924.

The foregoing description of the Transaction set forth in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is incorporated by reference as Exhibit 2.1 hereto and is incorporated by reference in this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Transaction, the Company requested that the Nasdaq Global Select Market (“Nasdaq”) suspend trading of Company ADSs (Nasdaq: GWPH) effective as of the open of trading on May 5, 2021 (which suspension was granted) and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister Company ADSs under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Company ADSs will no longer be listed on Nasdaq. In addition, the Company intends to file with the SEC a certification on Form 15 requesting that its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

The information set forth in Item 2.01 of this report is incorporated by reference in this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this report is incorporated by reference in this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Transaction, a change of control of the registrant occurred and the Company became an indirect wholly owned subsidiary of Jazz.

The information set forth in Item 2.01 of this report is incorporated by reference in this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Transaction Agreement, on the Closing Date, each of the directors of the Company (Cabot Brown, Justin Gover, David Gryska, Dr. Geoffrey Guy, Dr. Catherine Mackey, James Noble, Alicia Secor and William Waldegrave) resigned from the board of directors of the Company.

The information set forth in Item 2.01 of this report is incorporated by reference in this Item 5.02.

Item 8.01 Other Events.

On May 5, 2021, Jazz issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Transaction Agreement, dated as of February 3, 2021, by and among GW Pharmaceuticals plc, Jazz Pharmaceuticals UK Holdings Limited and Jazz Pharmaceuticals Public Limited Company (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated February 3, 2021 (SEC File No. 001-35892)).

99.1	Press release of Jazz Pharmaceuticals Public Limited Company dated May 5, 2021.

104	Cover Page Interactive Data File (Embedded within the linline XBRL documents).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GW PHARMACEUTICALS PLC

By:	/s/ Douglas B. Snyder
Name: Douglas B. Snyder
Title: Chief Legal Officer

Date: May 5, 2021